United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2006

Langer, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12991	11-2239561
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

450 Commack Road, Deer Park, New York	11729-4510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into Material Definitive Agreement.

On September 18, 2006, the Company entered into a new employment agreement with Ms. Sara Cormack, pursuant to which she will serve as the new Chief Financial Officer of the Company.  The terms of the agreement are summarized in Item 5.02(c)(iii).  Such summary is qualified in its entirety by reference to the agreement which is filed as an exhibit to this report.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           Resignation of Chief Financial Officer.  Effective September 15, 2006, Mr. Joseph P. Ciavarella resigned as the Company’s Chief Financial Officer.

(c)           Appointment of new Chief Financial Officer.  (i)  On September 18, 2006, Ms. Sara Cormack became the Chief Financial Officer of the Company.  She will also serve as a Vice President and the Secretary of the Company.

(ii)           Ms. Cormack, age 37, was employed by Pacific Gas and Electric Company, and its parent company, PG&E Corporation, a public utility holding company, for 4 years prior to joining the Company, and was a consultant to PG&E Corporation for a year before that.  In her most recent position, she was Director of Management Reporting for Pacific Gas and Electric Company, a subsidiary of PG&E Corporation. She received an MBA from Stanford University in 1996 and a Bachelor of Arts in International Relations from Standford University in 1991.

(iii)          Ms. Cormack is employed by the Company pursuant to a written employment agreement for a 3-year term, subject to termination without cause at the discretion of either party (subject to a right to severance pay of 6 months’ base compensation if terminated by the Company without cause), and will receive base compensation at the rate of $225,000 per year, 10-year options under the Company’s 2005 Stock Incentive Plan to purchase 100,000 shares of the Company’s common stock, vesting in three equal consecutive annual tranches commencing on the second anniversary of her date of employment, at an exercise price equal to the fair market value of the Company’s common stock on the date of grant, and she will be eligible for discretionary bonuses as determined by the Compensation Committee of the Board of Directors from time to time.

Item 9.01               Financial Statements and Exhibits.

Exhibit 10.1	Employment Agreement dated as of September 18, 2006, between the Company and Sara Cormack.

Exhibit 99.1	Press release dated September 18, 2006, re resignation of Chief Financial Officer, hiring of new Chief Financial Officer

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 18, 2006	Langer, Inc.

	By:	/s/ W. Gray Hudkins
W. Gray Hudkins, President and Chief
Executive Officer

Exhibit Index

Exhibit 10.1	Employment Agreement dated as of September 18, 2006, between the Company and Sara Cormack.

Exhibit 99.1	Press release dated September 18, 2006, re resignation of Chief Financial Officer, hiring of new Chief Financial Officer